                        NEW CENTURY FINANCIAL CORPORATION
                          18400 VON KARMAN, SUITE 1000
                            IRVINE, CALIFORNIA 92612

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 15, 2000

         New Century Financial Corporation, a Delaware corporation (the "Company"), will hold its Annual Meeting of Stockholders on May 15, 2000 at 9:00 a.m. at the Company's headquarters located at 18400 Von Karman, Suite 1000, Irvine, California, to consider and vote on:

         1. Re-election of three directors for three-year terms ending in 2003;

         2. Approval of KPMG LLP as the Company's independent auditors for 2000;

         3. Approval of an amendment to the Company's 1995 Stock Option Plan to increase the number of shares authorized to be issued under the Plan by 500,000 shares, from 3,000,000 shares to 3,500,000 shares; and

         4.       Any other business properly before the meeting.

         The Board of Directors has fixed March 24, 2000 as the record date for the meeting, and only the holders of record of Common Stock, Series 1998A Convertible Preferred Stock and Series 1999A Convertible Preferred Stock at the close of business on that date are entitled to receive notice of and vote at the meeting.

         Please sign the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. If you attend the meeting, you may withdraw your proxy and vote personally on each matter.

                                             By Order of the Board of Directors

                                             /s/ Stergios Theologides

                                             Stergios Theologides
                                             Secretary

         Irvine, California
         April 14, 2000

                                TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING..................................................................................1
QUESTIONS AND ANSWERS.....................................................................................3
PROPOSALS TO BE VOTED ON..................................................................................6
         Proposal 1 - Election of Directors...............................................................6
         Proposal 2 - Approval of Independent Public Accountants..........................................6
         Proposal 3 - Amendment to Increase Shares Available Under the Stock Option Plan..................7
                  Summary of Stock Option Plan............................................................8
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD...........................................................13
         Director Biographical Information...............................................................13
         Directors Designated by U.S. Bancorp............................................................15
         Certain Relationships and Related Transactions..................................................15
         Committees of the Board.........................................................................16
         Attendance at Board and Committee Meetings......................................................16
         Compensation of Directors.......................................................................16
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT..............................................18
EXECUTIVE COMPENSATION...................................................................................20
         Summary Compensation Table......................................................................20
         Option Grants in Last Fiscal Year...............................................................21
         Fiscal Year-End Option Values...................................................................22
         Employment Agreements and Change-in-Control Arrangements........................................22
         Compensation Committee Interlocks and Insider Participation.....................................24
         Section 16(a) Beneficial Ownership Reporting Compliance.........................................24
REPORT OF COMPENSATION COMMITTEE.........................................................................25
         Overall Compensation Policies...................................................................25
         Base Salary and Bonus...........................................................................25
         Stock-Based Compensation........................................................................25
         Consideration of Tax Implications...............................................................26
         1999 Executive Compensation.....................................................................26
         Conclusion......................................................................................27
PERFORMANCE GRAPH........................................................................................28

                        NEW CENTURY FINANCIAL CORPORATION

                                 ---------------

                                 PROXY STATEMENT

         We are sending this Proxy Statement to you, the stockholders of New Century Financial Corporation (the "Company"), as part of the Board of Directors' solicitation of proxies to be voted at the Company's Annual Meeting of Stockholders at 9:00 a.m. on May 15, 2000, and at any adjournments of the meeting. The Annual Meeting will take place at the Company's headquarters located at 18400 Von Karman, Suite 1000, Irvine, California 92612.

         We are mailing this Proxy Statement and proxy card on or about April 14, 2000. We are also enclosing a copy of our 1999 Annual Report to Stockholders, which includes the Company's 1999 financial statements. The Annual Report is not, however, part of the proxy materials.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------

Q:     WHAT AM I VOTING ON?
A:       (1)      Re-election of three directors (John C. Bentley, Robert K.
                  Cole and Steven G. Holder);
         (2)      Approval of KPMG LLP as the Company's independent auditors for
                  2000; and
         (3)      Approval of an amendment to the Company's 1995 Stock Option
                  Plan to increase the number of shares authorized to be issued under the plan by 500,000 shares (see page 7 for details).

--------------------------------------------------------------------------------

Q:     HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?
A: The Board recommends you vote FOR each of the nominees and FOR each of the other two proposals.

--------------------------------------------------------------------------------

Q:     WHO IS ENTITLED TO VOTE AT THE MEETING?
A: Stockholders of record as of the close of business on March 24, 2000 (the Record Date) are entitled to vote.

--------------------------------------------------------------------------------

Q:     HOW DO I VOTE?
A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the three director nominees and FOR each of the other two proposals. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:
         (1)      notifying the Company's Corporate Secretary in writing;
         (2)      signing and returning a later-dated proxy card; or
         (3)      voting in person at the Annual Meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:     HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?
A: Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Robert K. Cole, the Company's Chairman and Chief Executive Officer, and Brad A. Morrice, the Company's Vice Chairman and President, to vote on those matters according to their best judgment.

--------------------------------------------------------------------------------

Q:     WHO WILL COUNT THE VOTE?
A: Representatives of U.S. Stock Transfer Corporation, the independent Inspector of Elections, will count the votes.

--------------------------------------------------------------------------------

Q:     WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?
A: It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

--------------------------------------------------------------------------------

Q:     HOW MANY SHARES CAN VOTE?
A: As of the Record Date, 14,737,894 shares of Common Stock, 20,000 shares of Series 1998A Convertible Preferred Stock and 20,000 shares of Series 1999A Convertible Preferred Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share for each matter before the meeting. Holders of 1998A Convertible Preferred Stock and 1999A Convertible Preferred Stock are entitled to 136.24 and 46.80 votes per share, respectively, for each matter before the meeting. In other words, the 20,000 shares of 1998A Convertible Preferred Stock and 1999A Convertible Preferred Stock have the voting power of 2,724,800 and 936,000 shares of Common Stock, respectively. Therefore, there were a total of 18,398,694 eligible votes as of the Record Date.

--------------------------------------------------------------------------------

Q:     WHAT CONSTITUTES A "QUORUM"?
A: The holders of a majority of the voting power of the shares entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum. Since there were 18,398,694 eligible votes as of the Record Date, we will need at least 9,199,348 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

--------------------------------------------------------------------------------

Q:     WHAT HAPPENS IF I ABSTAIN?

A: If you submit a properly signed proxy card, but you abstain on one or more proposals, you will still be considered present for purposes of calculating a quorum. However, your abstention will not count "for" or "against" any matter, and will be disregarded in calculation of a plurality or of "votes cast."

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:     HOW WILL "BROKER NON-VOTES" BE TREATED?
A: "Broker non-votes" are shares held by brokers or nominees for which the broker or nominee (i) lacks discretionary power to vote and (ii) never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted as present and entitled to vote for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will be treated as not present and not entitled to vote on that matter.

--------------------------------------------------------------------------------

Q:     WHO CAN ATTEND THE ANNUAL MEETING?
A: All stockholders as of March 24, 2000 can attend the Annual Meeting, although seating is limited. If you plan to attend, please check the box on your proxy card. If your shares are held through a broker and you would like to attend, (1) please write or e-mail Carrie Marrelli, our Vice President of Investor Relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612; cmarrell@ncen.com and (2) please bring a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker) to the meeting.

--------------------------------------------------------------------------------

Q:     WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2000 ANNUAL MEETING?
A: If you are submitting a proposal to be included in next year's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal by December 16, 2000. If you are submitting a proposal outside of Rule 14a-8, we must receive it not less than 60 nor more than 90 days before the annual meeting in order for the proposal to be brought before the meeting.

--------------------------------------------------------------------------------

Q:     HOW WILL THE COMPANY SOLICIT PROXIES FOR THE ANNUAL MEETING?
A: We are soliciting proxies by mailing this Proxy Statement and proxy card to the stockholders. In addition to solicitations by mail, some of the Company's directors, officers and regular employees may, without extra pay, make additional solicitations by telephone or in person. The Company will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. The Company may also engage a proxy solicitation company in connection with the Annual Meeting for a fee which is not expected to exceed $2,500 plus out-of-pocket expenses.

--------------------------------------------------------------------------------

Q: HOW DO I OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K THAT THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION?
A: Our 10-K is actually part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, please write to Carrie Marrelli, Vice President - Investor Relations, at 18400 Von Karman, Suite 1000, Irvine, California 92612.

--------------------------------------------------------------------------------

                            PROPOSALS YOU MAY VOTE ON


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, you will be asked to elect three directors for terms of three years or until their successors are elected. You are entitled to one vote per share for each of the three directors to be elected. The three candidates receiving the highest number of votes will be elected.

         The nominees for election are John C. Bentley, Robert K. Cole and Steven G. Holder. Each nominee is a member of the Company's Board of Directors and was elected to his present term of office by the Company's stockholders. Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected. (See page 14 for additional information about the nominees).

         If any nominee becomes unavailable for any reason, the persons named in the proxy card will vote for the candidate the Board selects to replace the nominee.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                         VOTE "FOR" THE THREE NOMINEES.

                           --------------------------


                                   PROPOSAL 2

                   APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors has appointed KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000, and seeks your approval of this decision. KPMG LLP has served as the Company's independent auditors for the past three years.

         A KPMG representative will attend the Annual Meeting to answer appropriate questions and make a statement if he or she so desires.

         Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power present in person or by proxy and entitled to vote at the meeting. If the stockholders do not approve KPMG LLP as independent auditors, the Board will reconsider the selection of independent auditors.

                    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                        VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                                   PROPOSAL 3

                  AMENDMENT TO INCREASE SHARES AVAILABLE UNDER
                              THE STOCK OPTION PLAN

THE PROPOSED AMENDMENT

         The Company's 1995 Stock Option Plan (referred to as the "Stock Option Plan" or the "Plan") helps attract, motivate and retain officers and key employees through stock options and other incentive awards. On March 8, 2000, the Board of Directors adopted an amendment to the Stock Option Plan increasing the number of shares of the Company's Common Stock authorized to be issued under the Plan from 3,000,000 to 3,500,000 shares (an increase of 500,000 shares). The stockholders must approve the amendment before it can take effect.

WHY DOES THE STOCK OPTION PLAN NEED MORE SHARES?

         We believe that there are not enough shares available under the Stock Option Plan to accomplish its objectives.

         At March 15, 2000, only 368,755 shares remained available for Stock Option Plan award grants. We believe that these shares are insufficient to provide the Board the flexibility necessary to attract and retain officers and key employees through the grant of awards under the Stock Option Plan. In 1999 alone the Company granted Stock Option Plan awards covering 418,000 shares under the Plan.

         As a result, the Board believes a 500,000-share increase in the number of shares available for issuance under the Stock Option Plan is desirable and in the Company's best interests.

SPECIFIC BENEFITS

         The future number, amount and type of awards to be received by or allocated to eligible persons under the Stock Option Plan, as amended by this proposal, cannot be determined at this time. If the additional 500,000 shares contemplated by this proposal had been available for Stock Option Plan purposes in 1999, the Company expects that awards would not have been substantially different from those reported in the Summary Compensation Table and Option Grants In Last Fiscal Year Table under "Executive Compensation," on pages 20 and 21 below.

VOTE REQUIRED FOR APPROVAL

         Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy and entitled to vote at the meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                   "FOR" APPROVAL OF THIS PROPOSED AMENDMENT TO
                             THE STOCK OPTION PLAN.

                        SUMMARY OF THE STOCK OPTION PLAN

         In order to help you evaluate Proposal 3, below we have summarized the Stock Option Plan's key features. Because this is only a summary, it does not contain all the information that may be important to you in considering Proposal 3.

         The full text of the Plan is available on the Securities and Exchange Commission's website at http://www.sec.gov. You may also receive a free copy of the Stock Option Plan by writing Carrie Marrelli, Vice President-Investor Relations at 18400 Von Karman, Suite 1000, Irvine, California 92612.

GENERAL

         The Company adopted the Stock Option Plan in December 1995. Its purpose is to promote the Company's success by providing a means to attract, motivate and retain key employees, consultants, advisors and directors.

GRANT OF AWARDS UNDER THE PLAN

         Under the Stock Option Plan, awards ("Awards") may consist of any combination of stock options (incentive or nonqualified), restricted stock, stock appreciation rights ("SARs") and performance share awards. The Company can grant Awards to officers, key employees and consultants of the Company.
In addition, directors who are not employees or officers of the Company ("Non-Employee Directors") are eligible for automatic option grants under the Plan. Approximately 1,550 people are currently eligible to receive Awards under the Plan, including all executive officers and directors of the Company.

         The Stock Option Plan currently authorizes 3,000,000 shares of the Company's Common Stock for issuance. No participant may receive more than 500,000 shares covered by options, SARs and performance share awards in a calendar year. Section 6.2 of the Plan describes the customary circumstances under which these limits and the other share limits under the Stock Option Plan may be adjusted (for example, in connection with stock splits, stock dividends, exchanges of shares and similar events affecting the Common Stock).

         As of March 15, 1999, options to purchase 2,279,605 shares were outstanding and of these, options to acquire 1,019,850 shares were vested. With the exception of an aggregate of 85,000 shares granted to Non-Employee Directors, all options were granted to employees of the Company and its subsidiaries (3,047,640 shares in total). Options to purchase an aggregate of 1,069,554 shares were granted to Messrs. Cole, Morrice, Gotschall and Holder and of these, options to acquire 551,220 shares were granted as consideration for the restructuring of the compensation of such persons at the time of the Company's initial public offering.

NON-TRANSFERABILITY

         Generally, Awards may not be sold, assigned, pledged, encumbered or otherwise transferred. In other words, during his or her lifetime, only the participant who was granted the Award may exercise it. However, the Compensation Committee may, for estate and/or tax planning purposes, allow a participant's relatives or related entities to exercise the participant's Awards.

ADMINISTRATION

         Awards under the Stock Option Plan are recommended by management and approved by the Compensation Committee.

         The Board of Directors appoints the Compensation Committee. The Compensation Committee has the authority to interpret the Stock Option Plan and any Award agreements, prescribe, amend and rescind rules and regulations relating to the Plan's administration, accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (within the maximum 10 year limit on the term of Awards), and make all other decisions necessary or desirable for the Plan's administration. The current members of the Compensation Committee are identified on page 16.

         The Stock Option Plan does not limit the authority of the Board of Directors or the Compensation Committee to authorize other compensation under any other plan. Shareholder approval of the proposed Stock Option Plan amendment will not, however, constitute advance approval of any such other compensation.

STOCK OPTIONS

         The Committee may grant two types of stock options under the Plan --nonqualified stock options and incentive stock options (those intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")). Incentive stock options may only be granted to employees of the Company.

         The Compensation Committee determines the exercise price, vesting provisions, and terms of options. However, the exercise price of incentive stock options cannot be less than the fair market value of the Common Stock on the date of grant (110% if granted to an employee who owns 10% or more of the Common Stock).

NON-EMPLOYEE DIRECTOR PROGRAM

         The Stock Option Plan contains a separate program for automatic option grants to Non-Employee Directors. Under this program, each Non-Employee Director who is elected or appointed to the Board of Directors will be granted a nonqualified stock option to purchase 15,000 shares of Common Stock (subject to adjustment as described above).

         The purchase price per share for each Non-Employee Director option equals the fair market value of the Common Stock on the grant date. The shares subject to a Non-Employee Director's option become exercisable in equal installments on each of the first three anniversaries of the grant date.

         These options are granted for 10 year terms, but will terminate earlier if the director ceases to be a member of the Company's Board.

RESTRICTED STOCK AWARDS

         Under the Plan, the Compensation Committee may also award restricted stock, establishing whatever restrictions on the stock it deems appropriate. However, the restrictions must not terminate earlier than six-months after the grant date.

Each restricted stock award agreement must specify the following:

              (i)    the number of shares of Common Stock subject to the award,
              (ii)   the grant date,

              (iii) the price, if any, to be paid for the restricted shares by the participant,
              (iv) whether and to what extent the cash consideration paid for the shares must be returned upon a forfeiture of the restricted shares, and
              (v)    the restrictions imposed on the shares.

         Shares subject to restricted stock awards are nontransferable.

STOCK APPRECIATION RIGHTS

         The Committee may grant SARs in two ways -- in connection with stock options or separately. SARs granted with stock options provide for payments to the holder based upon increases in the Common Stock price over the exercise price of the related option on the exercise date. The Compensation Committee may elect to pay SARs in cash, Common Stock or in a combination of cash and Common Stock.

PERFORMANCE SHARE AWARDS

         The Compensation Committee may grant performance share awards based on whatever factors it deems appropriate. The Compensation Committee will specify the number of shares of Common Stock subject to the award, the price, if any, to be paid for such shares by the participant and the conditions upon which the issuance to the participant will be based.

PERFORMANCE-BASED AWARDS

         The Stock Option Plan also permits the Compensation Committee to grant other Awards ("Performance-Based Awards") which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Options and SARs granted at fair market value are intended to qualify as Performance-Based Awards. In addition, other share-based awards may be granted under the Stock Option Plan that are intended to qualify as Performance-Based Awards. The Stock Option Plan also provides for grants of Performance-Based Awards that are not linked to or payable in the Company's stock, but are payable only in cash ("Cash-Based Awards").

         Only the Company's executive officers may receive Performance-Based Awards. The maximum number of shares of Common Stock which may be delivered pursuant to all Awards that are granted as Performance-Based Awards to any participant in any calendar year may not exceed 500,000 shares (subject to adjustment as described above). The annual aggregate amount of compensation that may be paid to any participant in respect of Cash-Based Awards may not exceed $1,000,000.

         The performance goals and performance targets applicable to Performance-Based Awards will be determined by the Compensation Committee and may be based on one or more of the following criteria -- Cash Flow, Earnings Per Share, Gain on Sale of Loans (the gain recognized by the Company on loans sold through whole loan transactions or securitizations), Loan Production Volume (loans funded during a given period), Loan Quality (the percentage of the Company's loans in a given period that command a premium price), Return on Equity, and Total Stockholder Return (each as defined in Article VII of the Stock Option Plan). These goals will be applied over performance cycles specified by the Compensation Committee. Specific cycles and target levels of performance, as well as the award levels, will be determined by the Compensation Committee not later than the applicable deadline under Section 162(m) of the Code and in any event at a time when achievement of such targets is substantially uncertain. Appropriate adjustments to goals and targets may be made by the Compensation Committee based upon objective criteria in the case of certain events that were not anticipated at the time goals were established. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public.

         The Compensation Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under Performance-Based Awards prior to payment. The Compensation Committee may retain discretion to reduce, but not increase, the amount payable under a Performance-Based Award, notwithstanding the achievement of targeted performance goals. Performance-Based Awards may be fully accelerated or the Compensation Committee may provide for partial credit in the event of certain circumstances that the Compensation Committee may determine.

CONTINUATION OF EMPLOYMENT

         The following table generally describes how different types of Awards under the Stock Option Plan are usually treated in the event the participant ceases to be an employee of the Company:

            TYPE OF AWARD                      EVENT                                   CONSEQUENCES
            -------------                      -----                                   ------------
          Options not yet         Termination of employment for any      Options lapse immediately
          exercisable             reason

          Options that are        Termination of employment for any      Options must be exercised within 30 days
          exercisable             reason other than retirement, total    after such date
                                  disability, death or discharge for
                                  cause

                                  Discharge for cause                    Options lapse immediately

                                  Retirement, total disability, death    Options must be exercised within 3 months of
                                                                         termination date, or such shorter period
                                                                         provided in the applicable award agreement

          SARs granted with       Termination of employment for any      Have the same termination provisions as the
          options                 reason                                 options to which they relate

          SARs granted without    Termination of employment for any      The SARs will be governed by the applicable
          options                 reason                                 award agreement

          Restricted Stock        Termination of employment for any      Unvested shares will be forfeited according to
                                  reason                                 the terms of the applicable award agreement

          Performance Share       Termination of employment for any      Shares of Common Stock subject to the award
          Award                   reason                                 will be forfeited according to the terms of
                                                                         the applicable award agreement to the extent
                                                                         the shares have not been issued or become
                                                                         issuable on the date of termination

ACCELERATION OF AWARDS

         Unless the Board decides beforehand that there will be either no acceleration or limited acceleration of Awards, if the Company's stockholders approve any one of the following events, each option and related SAR will become immediately exercisable, restricted stock will immediately vest and the number of shares or an amount of cash covered by each performance share award will be issued or paid to the participant: (i) the Company's dissolution or liquidation, (ii) certain mergers or consolidations of the Company, and (iii) the sale of substantially all of the Company's business assets.

TERMINATION OF OR CHANGES TO THE STOCK OPTION PLAN

         The authority to grant new Awards under the Stock Option Plan will terminate in December 2005, unless the Board terminates the Plan prior to that time. The Plan's termination typically will not affect rights of participants that accrued prior to the termination.

         The Board of Directors and the Compensation Committee generally may amend the Stock Option Plan and outstanding Awards. Generally, the Stock Option Plan may not be amended without stockholder approval to (i) increase the maximum number of shares which may be delivered pursuant to Awards, (ii) materially increase the benefits accruing to participants thereunder, or
(iii) materially change the requirements as to the eligibility to participate in the Plan.

FEDERAL INCOME TAX CONSEQUENCES

         With respect to nonqualified stock options, the Company is generally entitled to deduct an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a similar deduction either upon grant of the option or at the time the option is exercised. The current federal income tax consequences of other awards authorized under the Stock Option Plan generally follow certain basic patterns: SARs are taxed and deductible when paid in an amount equal to the value of the payment; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance share awards generally are subject to tax at the time of payment; unconditional stock bonuses are generally subject to tax measured by the value of the payment received; and Cash-Based Awards generally are subject to tax at the time of payment; in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income. If an Award is accelerated under the Stock Option Plan, the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration. Furthermore, if the compensation attributable to Awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct such compensation in certain circumstances.

         The above tax summary is based upon federal income tax laws in effect on March 15, 2000.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Company's Bylaws provide that the Board of Directors consists of nine members and that the number of directors be fixed or altered exclusively by an affirmative vote of two-thirds of all of the directors. Currently there are nine directors.

         The Board of Directors is divided into three classes: Class I, Class II and Class III. The initial term of office of directors in Class III expires after the annual meetings of stockholders of the Company in 2000. The current terms of the Class I and Class II directors expire in 2001 and 2002, respectively.

         The information set forth below as to each nominee has been furnished by the nominee.

             NOMINEES FOR ELECTION AS DIRECTORS TO SERVE THREE-YEAR TERMS

                                       PRINCIPAL BUSINESS EXPERIENCE DURING PAST          DIRECTOR
NAME                        AGE        FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS          SINCE
----                        ---        ------------------------------------------         --------
John C. Bentley              40        Principal of Cornerstone Equity Partners,            1995
                                       L.L.C. (February 1995-present) (private
                                       equity investments)

Robert K. Cole               53        Chairman and Chief Executive Officer of the          1995
                                       Company (December 1995-present); President
                                       and Chief Operating Officer-Finance of
                                       Plaza Home Mortgage Corporation (February
                                       1994 to March 1995) (mortgage banking)

Steven G. Holder             42        Vice Chairman of the Company (December               1995
                                       1996-present); Chief Operating Officer of
                                       the Company (December 1995-present);
                                       Executive Vice President of Long Beach
                                       Mortgage Company (February 1993 to August
                                       1995) (mortgage banking)

         Set forth below is information concerning each of the other six directors of the Company whose three-year terms of office will continue after the 2000 Annual Meeting of Stockholders.

                         DIRECTORS WHOSE TERMS EXPIRE IN 2001

                                         PRINCIPAL BUSINESS EXPERIENCE DURING PAST        DIRECTOR
NAME                       AGE           FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS         SINCE
----                       ---           ------------------------------------------       --------
Fredric J. Forster          55           Director of LoanTrader.Com, Inc. (March             1997
                                         1999-present) (software for
                                         e-commerce); Private Investor and
                                         Business Consultant (January
                                         1999-present); Principal of Financial
                                         Institutional Partners Mortgage
                                         Company, LP (November 1996-December
                                         1998); President and Chief Operating
                                         Officer of H.F. Ahmanson and Company
                                         and its subsidiary Home Savings of
                                         America (March 1993 - April 1996)
                                         (savings and loan)

Edward F. Gotschall         45           Vice Chairman of the Company (December              1995
                                         1996-present), Chief Financial Officer
                                         (August 1998 to present); Chief
                                         Operating
                                         Officer-Finance/Administration
                                         (December 1995-August 1998);
                                         Executive Vice President/Chief
                                         Financial Officer of Plaza Home
                                         Mortgage Corporation (April 1994 -
                                         July 1995) (mortgage banking)

Francis J. Partel, Jr.      58           Senior Vice President, U.S. Bancorp                 1998
                                         (March 1996-present);  Director and Chief
                                         Executive Officer of WEFA Holdings, Inc.
                                         (August 1994 - November 1995) (economic
                                         consulting and forecasting)

                        DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                         PRINCIPAL BUSINESS EXPERIENCE DURING PAST        DIRECTOR
NAME                       AGE           FIVE YEARS AND CERTAIN OTHER DIRECTORSHIPS         SINCE
----                       ---           ------------------------------------------       --------


Brad A. Morrice             43         Vice Chairman of the Company (December                1995
                                       1996-present); President of the Company
                                       (December 1995-present); General Counsel
                                       of the Company (December 1995 - December
                                       1997); President and Chief Operating Officer--
                                       Administration of Plaza Home Mortgage
                                       Corporation (February 1994 to March 1995)
                                       (mortgage banking)

Michael M. Sachs            59         Chairman of the Board and Chief Executive             1995
                                       Officer of Westrec Financial, Inc.
                                       (1990-present) (operator of marinas and
                                       related businesses); Chairman of the Board and
                                       Chief Executive Officer of Pinpoint Systems,
                                       Inc. (December 1995 to present) (manufacturer
                                       of marine electronic equipment)

Terrence P. Sandvik         61         President of U.S. Bancorp Business Technology         1999
                                       Center at U.S. Bancorp, Inc. (1990-1999)

DIRECTORS DESIGNATED BY U.S. BANCORP

         Both Mr. Partel and Mr. Sandvik were designated by U.S. Bancorp to serve on the Company's Board of Directors. Under its October 1998 Preferred Stock Purchase Agreement with the Company, U.S. Bancorp has the right to designate nominees to the Company's Board approximately in proportion to U.S. Bancorp's ownership stake in the Company. If U.S. Bancorp's ownership percentage increases significantly, the Company may be obligated to increase the size of its Board to accommodate an additional U.S. Bancorp-designated director. Likewise, if U.S. Bancorp's ownership percentage decreases significantly, U.S. Bancorp may be obligated to cause one of its designated directors to resign from the Company's Board. Mr. Partel was appointed to the Board in November 1998 at the time of the closing of the U.S. Bancorp transaction. Mr. Sandvik was appointed to the Board in February 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Partel is a senior officer of U.S. Bancorp, and prior to his retirement in October 1999, Mr. Sandvik was a senior officer of a division of U.S. Bancorp. The Company has a variety of business relationships with several U.S. Bancorp affiliates. U.S. Bank National Association is the agent and lead lender on the Company's $320 million warehouse credit agreement. In 1999, the Company's outstanding borrowings under that agreement averaged approximately $208 million, and the Company expects its borrowings in the current year will be in a similar range.

         In addition, U.S. Bank National Association serves as Trustee or Trust Administrator for the Company's loan securitizations and serves as custodian of the Company's loan files that are held as collateral under financing arrangements with third parties. In 1999, U.S. Bank received fees of approximately $900,000 for providing these services to the Company. Finally, in 1999, the Company implemented a multifaceted strategic alliance with U.S. Bank National Association, ND. The elements of the alliance included (i) originating loans to U.S. Bank customers who did not qualify for a U.S. Bank mortgage loan, (ii) assisting U.S. Bank to develop its sub-prime loan origination capability, (iii) performing selected servicing functions for sub-prime loans originated by U.S. Bank, and (iv) soliciting bids from U.S. Bank for the Company's whole loan sales.

         In 1999, Mr. Forster was a significant stockholder and director of LoanTrader.Com, Inc. In 1999, LoanTrader.Com, Inc. received fees of approximately $150,000 for licensing software to the Company.

COMMITTEES OF THE BOARD

         The Company's Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of Messrs. Bentley, Partel and Sachs, and is responsible for making recommendations concerning the engagement of independent certified public accountants, approving professional services provided by the independent certified public accountants and reviewing the adequacy of the Company's internal accounting controls. During 1999, the Audit Committee met five (5) times.

         The Compensation Committee is comprised of Messrs. Forster, Sachs and Sandvik, all of whom are non-employee directors. The Compensation Committee has the exclusive responsibility for establishing the compensation and other benefits payable to executive officers and has the responsibility for administering the Company's incentive compensation and benefit plans, including the Stock Option Plan and the 1999 Incentive Compensation Plan. During 1999, the Compensation Committee met in person five (5) times and held two (2) telephonic meetings.

         From time to time, the Board of Directors constitutes an Executive Committee, to which the Board of Directors delegates specific powers and authorities until the next meeting of the Board of Directors. The Executive Committee consists of six directors, four of whom are employee directors and two of whom are non-employee directors. Any act of the Executive Committee requires at least three (3) affirmative votes. Each non-employer director has one (1) vote and each employee director has 1/2 vote on each matter to be acted upon. The Executive Committee did not meet during 1999.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

         During 1999, the Board of Directors met five (5) times. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and the Committees of the Board of Directors on which he served.

COMPENSATION OF DIRECTORS

         During 1999, the Company paid its non-employee directors (other than Mr. Partel and Mr. Sandvik) an annual retainer of $10,000, and a fee of $2,500 for each board or committee meeting attended. The Company also reimbursed all of its non-employee directors for reasonable expenses incurred in attending meetings.

         In addition, the Company's Stock Option Plan provides that, upon initial election or appointment to the Board, each director designated as a Non-Employee Director for purposes of the Plan is granted a non-qualified option to purchase 15,000 shares of Common Stock, subject to vesting in equal installments over three years from the date of grant (a "Non-Employee Director Option"). If any Non-Employee Director ceases to be a member of the Board, his unvested Non-Employee Director Options terminate immediately.

         All of the current non-employee directors (other than Mr. Partel and Mr. Sandvik) were granted Non-Employee Director Options in 1997 in accordance with the Stock Option Plan. In 1999, Messrs. Partel and Sandvik were granted Non-Employee Director Options. In addition, in September 1998, Mr. Forster received a non-qualified option to purchase 10,000 shares of Common Stock at an exercise price of $10.00 per share, subject to vesting in equal installments over three years from the date of grant. At the time of this grant, the Company's Common Stock was trading at $8.38.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         On March 24, 2000, the record date with respect to this solicitation for determining stockholders entitled to notice of and to vote at the Annual Meeting, 14,737,894 shares of the Company's Common Stock, 20,000 shares of the Company's Series 1998A Convertible Preferred Stock and 20,000 shares of the Company's Series 1999A Convertible Preferred Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Holders of Common Stock are entitled to one vote per share on all matters to come before the Annual Meeting and at any adjournment thereof. Holders of 1998A Convertible Preferred Stock and 1999A Convertible Preferred Stock are entitled to 136.24 and 46.80 votes per share, respectively (which corresponds to the number of shares of Common Stock that would be issued upon conversion of a share of Preferred Stock).

         Except as otherwise indicated, the following table sets forth information as of March 15, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each nominee for election to the Board of Directors, (iv) each executive officer named in the Summary Compensation Table, and (v) all directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

                                                                              Amount and Nature
                                                                                of Beneficial          Percent of
                Name and Address of Beneficial Owner (1)                          Ownership             Class (2)
------------------------------------------------------------------------      -------------------    ----------------
U.S. Bancorp (3) ......................................................                4,225,800              22.97%
  U.S. Bank Place
  601 Second Avenue South
  Minneapolis, Minnesota  55402
Brookhaven Capital Management, LLC (4) ................................                2,782,300              18.88%
  3000 Sandhill Road, Building 3
  Suite 105
  Menlo Park, California 94025
The Foundation Companies, Inc. (5) ....................................                2,206,569              14.97%
  1313 East Osborn Road, Suite 250
  Phoenix, Arizona 85067
Robert K. Cole (6) ....................................................                1,387,835               9.30%
Brad A. Morrice (7) ...................................................                1,297,858               8.74%
Edward F. Gotschall (8) ...............................................                1,342,875               8.98%
Steven G. Holder (9) ..................................................                1,220,628               8.12%
John C. Bentley (10) ..................................................                  342,576               2.32%
Fredric J. Forster (11) ...............................................                   13,334                   *
Francis J. Partel, Jr. ................................................                      ---                 ---
Michael M. Sachs (12) .................................................                  560,882               3.80%
Terrence P. Sandvik ...................................................                      ---                 ---
All directors and executive officers as a group (9 persons) (13) ......                6,165,988              39.72%

-------------------
* Less than one percent.

(1) Each of the directors and executive officers listed can be reached through the Company at 18400 Von Karman, Suite 1000, Irvine, California 92612.

(2) If a stockholder holds options or other securities that are exercisable or otherwise convertible into Common Stock within 60 days of March 15, 2000, we treat the Common Stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder's percentage ownership of the Company's Common Stock. However, we do not consider that Common Stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(3) Includes 2,724,800 shares of Common Stock issuable upon the conversion of 20,000 shares of Series 1998A Convertible Preferred Stock and 936,000 shares of Common Stock issuable upon the conversion of 20,000 shares of Series 1999A Convertible Preferred Stock. The share information reflected is based on the Schedule 13D Amendment filed on August 4, 1999 by U.S. Bancorp.

(4) Mr. Carrino has sole voting and dispositive power with respect to 21,900 shares. He and Brookhaven Capital Management, LLC share voting and dispositive power with respect to the remaining 2,760,400 shares. The share information reflected is based on the Schedule 13G filed jointly by Brookhaven Capital Management, LLC and Vincent A. Carrino on July 22, 1999 and the Schedule 13F filed on September 30, 1999.

(5) The Foundation Companies, Inc. is a wholly-owned subsidiary of Foundation Administrative Services, Inc., which in turn is a wholly-owned subsidiary of the Baptist Foundation of Arizona, each of which may also be deemed to be the beneficial owner of the shares owned by The Foundation Companies, Inc. Also, includes 80,000 shares owned by Foundation Capital Management, Inc., a wholly-owned subsidiary of The Baptist Foundation of Arizona. The share information reflected is based on the Schedule 13G Amendment filed jointly on February 14, 2000 by The Foundation Companies, Inc., Foundation Administrative Services, Inc., the Baptist Foundation of Arizona and Foundation Capital Management, Inc.

(6) Includes 36,235 shares of restricted stock, as to which Mr. Cole has voting, but not dispositive power. Also includes 183,472 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(7) Includes 21,103 shares owned by the Samantha H. Morrice Trust, the sole beneficiary of which is Mr. Morrice's daughter. Also includes 36,235 shares of restricted stock, as to which Mr. Morrice has voting, but not dispositive power, and 103,265 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(8) Includes 30,834 shares of restricted stock, as to which Mr. Gotschall has voting, but not dispositive power. Also includes 223,472 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(9) Includes 30,834 shares of restricted stock, as to which Mr. Holder has voting, but not dispositive power. Also includes 285,972 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(10) Includes 18,543 shares owned by the Meredith M. Bentley Children's Education Trust. Mr. Bentley's wife is the trustee and their minor children are the sole beneficiaries. Also includes 10,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(11) Consists of 13,334 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(12) Includes 225,232 shares of Common Stock owned by Westrec PS Plan, of which Mr. Sachs is the trustee and sole beneficiary, and 2,000 shares owned by Mr. Sachs' wife. Also includes 10,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

(13) Includes (i) 134,138 shares of restricted stock and (ii) 826,181 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 15, 2000.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information with respect to compensation earned by the Company's Chief Executive Officer and the Company's three named executive officers other than the Chief Executive Officer during fiscal 1997, 1998 and 1999.

                                                                     LONG TERM COMPENSATION
                                                                             AWARDS
                                                                ---------------------------------
                                     ANNUAL COMPENSATION           RESTRICTED      SECURITIES
                                   -------------------------         STOCK         UNDERLYING          OTHER
        NAME AND                      SALARY         BONUS           AWARDS          OPTIONS        COMPENSATION
   PRINCIPAL POSITION      YEAR      ($) (1)       ($) (2)           ($) (3)           (#)             ($)(4)
-----------------------------------------------------------------------------------------------------------------
Robert K. Cole ........    1999       333,000       653,915               ---         20,000               8,500
Chairman and Chief         1998       281,600       600,893               ---            ---               8,500
   Executive Officer       1997       256,000       339,044           775,789        200,305               8,375

Brad A. Morrice .......    1999       333,000       653,915               ---         20,000               8,154
Vice Chairman and          1998       281,600       600,893               ---            ---               8,500
  President                1997       256,000       339,044           775,789        200,305               7,285

Edward F. Gotschall ...    1999       333,000       653,915               ---         20,000               8,500
Vice Chairman and          1998       281,600       592,330               ---            ---              13,366
  Chief Financial          1997       252,875       422,088           692,825        200,305               8,375
  Officer

Steven G. Holder ......    1999       333,000       653,915               ---         20,000               8,500
Vice Chairman and          1998       281,600       600,893               ---         75,000              11,481
  Chief Operating          1997       250,020       422,088           692,825        200,305               7,182
  Officer

(1) Amounts shown include cash compensation earned and received by the executive officers. The amounts do not include the value of certain perquisites, which in the aggregate did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the named executive officer.


(2) Amounts reported for 1997, 1998 and 1999 for Messrs. Cole, Morrice, Gotschall and Holder represent amounts earned in those years pursuant to the Founding Managers' Incentive Compensation Plan and the 1999 Incentive Compensation Plan, as the case may be, even though portions of the bonus were paid in the following year.

(3) Mr. Cole, Mr. Morrice, Mr. Gotschall and Mr. Holder were each granted a restricted stock award of 92,500 shares on May 30, 1997 at a price of $0.01 per share. The value of the unvested portion of the award as of December 31, 1999 based on the closing price of $15.75 on such date, net of the consideration paid by such officer, was $485,327. Mr. Cole and Mr. Morrice elected to receive a portion of their 1997 bonus under the Founding Manager's Incentive Compensation Plan in restricted stock instead of cash. As a result, on April 15, 1998, Mr. Cole and Mr. Morrice were each granted a restricted stock award of 8,102 shares, based on the value of the Company's Common Stock as of December 31, 1997 of $10.25 per share, at a price of $0.01 per share. The value of the unvested portion of the award as of December 31, 1999 based on the closing price of $15.75 on such date, net of the consideration paid by such officer, was $85,012. All of the above restricted stock awards vest in three approximately equal annual installments beginning one year from the award date. Dividends, if any, paid on the Company's Common Stock are also payable on the restricted stock, whether or not vested.

(4) Amounts reported for 1999 represent a $6,000 automobile allowance provided by the Company to Messrs. Cole, Morrice, Gotschall and Holder, and contributions made by the Company to a 401(k) profit sharing plan of $2,500 for each of Messrs. Cole, Gotschall and Holder, and a contribution of $2,154 for Mr. Morrice. Amounts reported for 1998 represent a $6,000 automobile allowance provided by the Company to Messrs. Cole, Morrice, Gotschall and Holder, $4,866 paid by the Company to lease an automobile for Mr. Gotschall, $2,981 paid by the Company to lease an automobile for Mr. Holder and contributions made by the Company to a 401(k) profit sharing plan of $2,500 for each of Messrs. Cole, Morrice, Gotschall and Holder. Amounts reported for 1997 represent a $6,000 automobile allowance provided by the Company to Messrs. Cole, Morrice, Gotschall and Holder and contributions to a 401(k) profit sharing plan of $2,375 for each of Messrs. Cole and Gotschall, $1,285 for Mr. Morrice and $1,182 for Mr. Holder.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information with respect to individual grants of stock options made during fiscal 1999 to the named executive officers.

                                                  INDIVIDUAL GRANTS
                          ------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE
                           NUMBER OF       PERCENT OF                                   AT ASSUMED ANNUAL RATES OF
                           SECURITIES    TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                           UNDERLYING      GRANTED TO     EXERCISE                         FOR OPTION TERM (3)
                            OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION    ---------------------------------
NAME                       GRANTED(1)     FISCAL 1999     ($/SH) (2)      DATE           5% ($)          10% ($)
----------------------------------------------------------------------------------------------------------------------
Robert K. Cole .........     20,000           5.2%          $12.75      2/10/2009      $160,368.13      $406,404.33
Brad A. Morrice ........     20,000           5.2%          $12.75      2/10/2009      $160,368.13      $406,404.33
Edward F. Gotschall ....     20,000           5.2%          $12.75      2/10/2009      $160,368.13      $406,404.33
Steven G. Holder .......     20,000           5.2%          $12.75      2/10/2009      $160,368.13      $406,404.33

-------------
(1) All options were granted "at market" on the date of grant and are exercisable 20% on the first anniversary of the grant date, and 5% on the last day of each succeeding calendar quarter, with the final 5% vesting on the fifth anniversary of the grant date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. In certain circumstances, including a recapitalization, stock split, reorganization, merger, combination, consolidation and a sale of substantially all of the assets of the Company, the Board of Directors will adjust, in such manner and to such extent as it deems appropriate, the number, amount and type of shares subject to the option and the exercise price of the option.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock, subject to certain conditions.

(3) This column shows the hypothetical gains or "option spreads" of the options granted based on the per-share market price of the Common Stock at the time of the grant and assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercise of stock options will depend on the future performance of the Common Stock, the option holder's continued employment through the option period for options granted pursuant to the Stock Option Plan, and the date on which the options are exercised.

 FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to the value of options at the end of 1999 held by the executive officers.

                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                                OPTIONS AT FY-END                    AT FY-END
                                                       (#)                           ($) (1)
                                          -----------------------------  ----------------------------------
                      NAME                  EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
         ------------------------------   -----------------------------  ----------------------------------
         Robert K. Cole ..............           179,471/40,834                 $1,334,805/158,962
         Brad A. Morrice .............           172,805/40,834                 $1,279,810/158,962
         Edward F. Gotschall .........           219,471/40,834                 $1,824,805/158,962
         Steven G. Holder ............           278,221/97,084                 $2,431,495/509,033

(1) The amounts set forth represent the difference between the estimated fair market value of $15.75 per share as of December 31, 1999 and the exercise price of the in-the-money options, multiplied by the applicable number of shares underlying such options.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         FOUNDING MANAGER EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements with Messrs. Cole, Morrice, Gotschall and Holder (the "Founding Managers"). Each agreement was entered into as of January 1, 1999, replacing a prior employment agreement of January 1, 1997. The new agreements continue in effect until December 31, 2002, and are extended automatically for successive one-year periods thereafter, unless terminated by either the Company or the respective Founding Manager. The agreements provide for a base salary of $333,333 in 1999. The Board has the authority to establish the base salary level for subsequent years, provided that it must represent at least a 5% increase over the preceding year. For 2000, the Board has established the base salary as $350,000 (a 5% increase from 1999). The agreements also provide for a $500 per month automobile allowance.

         In the event a Founding Manager is terminated without "cause" or quits his employment for "good reason" (as such terms are defined in the employment agreements), then the Company will:

         (i) pay the Founding Manager his base salary through the end of the current month plus credit for any vacation earned but not taken;

         (ii) pay the Founding Manager as severance pay (a) his base salary in effect as of the termination date, for a minimum of six months, or, if longer, through the expiration of the current term of the employment agreement; plus (b) an amount equal to the cash portion of the most recent annual profit sharing and/or incentive bonus received by the Founding Manager from the Company or, if more, the cash amount which would be due under the profit sharing and/or incentive bonus plans applicable to him for the then current year; such payment to be made in substantially equal installments over the same time period as base salary payments continue;

         (iii) maintain the Founding Manager's medical insurance and other benefit programs in which he was entitled to participate until the earlier of expiration of the term of employment then in effect or his commencement of full time employment with a new employer; and

         (iv) pay all costs up to $20,000 related to such Founding Manager's participation in a senior executive outplacement program.

Also, if within twelve months following a "change in control" of the Company, a Founding Manager is terminated without "cause," quits his employment for "good reason," or is given notice that the Company intends not to renew his employment agreement (as such terms are defined in the employment agreement), then the Company shall pay to such Founding Manager the amounts set forth in subparagraphs (i) through (iv) above, except that the six-month period of subparagraph (ii) shall be extended to eighteen (18) months.

         INCENTIVE COMPENSATION PLAN AWARDS. The agreements also provide that the Founding Managers will be eligible to receive Incentive Awards under the Founding Managers' Incentive Compensation Plan, or its successor, the 1999 Incentive Compensation Plan. The employment agreements stipulate the basic terms of the Incentive Awards for the six-months ended June 30, 2000 (the "Six-Month Performance Period") and the year ended December 31, 2000 (the "Twelve-Month Performance Period"). Under the Incentive Awards, the Founding Managers will be entitled to a percentage of the Company's earnings before income taxes for the applicable Performance Period (without deducting amounts payable under the Plan) ("Earnings"). The specific percentage of Earnings used to determine the bonus levels is based on the ratio (the "Ratio") of Earnings for the Performance Period to Total Stockholders' Equity (as defined in the 1999 Incentive Compensation Plan).

         For the Six-Month Performance Period, if the Ratio is at least 9% but less than 18%, each Founding Manager is entitled to 1.25% of Earnings in excess of 9% of Total Stockholders' Equity. If the Ratio is at least 18%, each Founding Manager will receive incentive payments equal to the sum of (i) 1.25% of Earnings in excess of 9% of Total Stockholders' Equity, plus (ii) 0.50% of Earnings in excess of 18% of Total Stockholders' Equity.

         For the Twelve-Month Performance Period, if the Ratio is at least 18% but less than 35%, each Founding Manager is entitled to 1.25% of Earnings in excess of 18% of Total Stockholders' Equity. If the Ratio is at least 35%, each Founding Manager will receive incentive payments equal to the sum of (i) 1.25% of Earnings in excess of 18% of Total Stockholders' Equity, plus (ii) 0.50% of Earnings in excess of 35% of Total Stockholders' Equity.

         The amount of any Incentive Award paid for the Twelve-Month Performance Period will be reduced by any amounts paid for the Six-Month Performance Period. Amounts payable under the Awards are payable in either cash or restricted stock if the Compensation Committee and respective Founding Manager so agree.

         OTHER CHANGE-IN-CONTROL PROVISIONS. The Company's 1995 Stock Option Plan provides for the acceleration of award vesting upon a change in control (as defined in the plan), unless the Board decides otherwise prior to the change in control. Similarly, under the Company's 1999 Incentive Compensation Plan, unless the Board decides otherwise prior to the event, a change in control results in accelerated payment of outstanding Awards. The payment level assumes achievement of the maximum performance goal for each Award, but is pro-rated according to the portion of the applicable performance period elapsed at the time of acceleration.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities and Exchange Commission requires that we disclose any late Section 16 filings of directors and officers during the last fiscal year. Based solely on our review of reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1999, all Section 16 filing requirements were met except for an inadvertent failure by Mr. Patrick Flanagan, Executive Vice President and Chief Operating Officer of New Century Mortgage Corporation, the Company's main subsidiary, to file in a timely manner a Form 4 reflecting the exercise of options to acquire shares of the Company's Common Stock. Mr. Flanagan subsequently filed a report reflecting such exercise in the following month.

         The following Report of the Compensation Committee and the Performance Graph that appears immediately after it shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                        REPORT OF COMPENSATION COMMITTEE

         The Compensation Committee administers the Company's two incentive plans: the 1995 Stock Option Plan and the 1999 Incentive Compensation Plan. In addition, the Committee evaluates the performance and compensation levels of the Company's senior executives and considers management succession and related matters. The Committee reviews with the Board the compensation for the Company's executive officers.

OVERALL COMPENSATION POLICIES

         The Committee's overriding objective is to structure executive compensation in a way that will assist the Company in achieving its strategic and financial goals. To this end, the Committee adheres to the following overall compensation policies:

         - Compensation levels should be appropriate to attract, retain and motivate talented executives.

         - A substantial portion of each executive officer's annual compensation should be linked to the Company's overall financial performance.

         - Compensation levels should also motivate each executive officer to achieve goals more closely related to his or her direct responsibilities, and should reward the executive for attaining those objectives.

         - Executive officers should have a strong incentive to advance the Company's long-term strategic and financial goals, and not merely be concerned with its shorter-term financial performance.

         - Recognizing the importance to the Company's success of the unique partnership-like working relationship of Messrs. Cole, Morrice, Gotschall and Holder (the "Founding Managers"), the Committee generally strives to provide them with substantially equal compensation arrangements.

         - The tax implications to the Company and its executive officers of various payments and benefits should be considered in structuring total executive compensation.

         The Committee relies principally on three forms of compensation to pursue these policies: annual salary, annual bonus and stock-based awards.

BASE SALARY AND BONUS

         FOUNDING MANAGERS. The base level of the Founding Managers' annual salary of $333,000 for 1999 was established under their January 1, 1999 employment agreements. The Founding Managers' bonus for 1999 of $653,915 was established under the 1999 Incentive Compensation Plan, and was structured as incentive compensation based on the Company's return on equity.

STOCK-BASED COMPENSATION

         Each year the Committee also evaluates whether to grant stock options or restricted stock to the executive officers. Because the value of these awards is directly related to the future value of the

Company's Common Stock, the Committee uses them to align the interests of the executive officers with those of the stockholders.

         In determining whether to make a stock-based award, the Committee evaluates the individual performance of each of the executive officers, as well as the Company's overall performance. Recently, the Committee has also retained a consultant to evaluate how the executive officers' compensation -- including their stock-based compensation -- compares to that of their peers at other financial services companies.

CONSIDERATION OF TAX IMPLICATIONS

         One of the factors the Committee considers in its compensation decisions is the anticipated tax treatment to the Company and to its executive officers of various payments and benefits. For example, some types of compensation payments and their deductibility (i.e., the spread on exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights.

         In addition, Internal Revenue Code Section 162(m) affects the deductibility of executive compensation for federal income tax purposes. Generally, it limits the Company's deduction to $1,000,000 per year for compensation (other than certain qualified performance-based compensation) paid to the Company's most highly-compensated executives.

         In light of these tax considerations, the Committee designed the bonuses under the 1999 Incentive Compensation Plan to qualify as performance-based compensation under Section 162(m). In addition, the Committee helped to establish the Company's Deferred Compensation Plan, which allows executive officers and other highly-compensated employees to defer cash compensation until later years or until retirement.

1999 EXECUTIVE COMPENSATION

         BASE SALARY. In 1999, the Founding Managers each received an annual base salary of $333,000 under the terms of their employment agreements.

         ANNUAL BONUS. In addition, for 1999 the Founding Managers each received incentive compensation under the Incentive Compensation Plan based on the Company's achievement of the return on equity targets established by the Committee at the beginning of 1999.

         The specific targets were based on the ratio (the "Ratio") of the Company's earnings before income taxes (without deducting amounts payable under the Plan) ("Earnings") compared to the Company's Total Stockholders' Equity (as defined in the Plan). If the Ratio was at least 20% but less than 40%, each Founding Manager would be entitled to 1.25% of Earnings in excess of 20% of Total Stockholders' Equity. If the Ratio was at least 40%, each Founding Manager would receive incentive payments equal to the sum of (i) 1.25% of Earnings in excess of 20% of Total Stockholders' Equity, plus (ii) 0.50% of Earnings in excess of 40% of Total Stockholders' Equity.

         Based on this formula, the Company's 1999 Earnings (as defined in the Plan) totaled $69.4 million, Total Stockholders' Equity equaled $124.6 million and the Ratio was 55.70%. Accordingly, each Founding Manager received 1999 incentive compensation of $653,915.

         STOCK OPTIONS. In February 1999, the Committee granted to each of the Founders options to purchase 20,000 shares of the Company's Common Stock at an exercise price of $12.75 pursuant to the 1995 Stock Option Plan. The options vest 20% on the first anniversary of the grant date, and 5% on the last day of each succeeding calendar quarter, with the final 5% installment vesting on the fifth anniversary of the grant date.

         FACTORS CONSIDERED. The Committee established the executive officers' salary levels and bonus targets for 1999 and for the coming year based on the Committee's evaluation of the role of the Founding Managers in the Company's outstanding accomplishments in 1999, including: (i) achieving record revenues and earnings, (ii) guiding the Company successfully through a difficult period for the sub-prime mortgage industry, and (iii) obtaining additional capital to fund the Company's growth. The Committee also considered publicly available information regarding salaries for executive officers in the financial services industry, and also informally consulted a firm engaged in hiring and placing professional managers in the specialty finance industry. Late in 1999, the Committee engaged a consulting firm to conduct a more formal survey of salaries in the specialty finance sector. The Committee is considering that survey in establishing compensation levels for the Founding Managers for 2000.

CONCLUSION

         The Committee has reviewed each element of compensation for each of the executive officers for 1999. The Committee reported to the Board of Directors that, in the Committee's opinion, the compensation of each executive officer is reasonable in view of the Company's performance and the Committee's subjective evaluation of the contribution of each executive officer to that performance.


March 8, 2000


COMPENSATION COMMITTEE
Fredric J. Forster
Michael M. Sachs
Terrence P. Sandvik

                                PERFORMANCE GRAPH

         The following graph below shows the Company's total return to stockholders compared to the Nasdaq Market Value Index and a Peer Group Index(1) over the period from June 26, 1997 (the date of registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934) by quarter through December 31, 1999.

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   JUNE 26, 1997 THROUGH DECEMBER 31, 1999(2)





                                    [Graph]













          -----------------------------------------------------------------------------------------------------
                                      June 26, 1997     Dec. 31, 1997     Dec. 31, 1998       Dec. 31, 1999
          -----------------------------------------------------------------------------------------------------
          New Century                      100               75.2              98.2                115.6
          Nasdaq Stock Market              100              109.4             151.3                278.8
          Peer Group                       100               79.9              20.9                 12.0
          -----------------------------------------------------------------------------------------------------

(1) The Peer Group Index identified by the Company consists of the following publicly traded companies engaged in the business of sub-prime mortage banking: Aames Financial Corporation, BNC Mortgage Corporation (replaced Long Beach Financial), Delta Financial Corporation, First Alliance Corporation (replaced United Companies Financial) and Homegold Financial Inc.

(2) Assumes that $100.00 was invested on June 26, 1997 in the Company's Common Stock at the closing sales price of $13.63 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                                                    APPENDIX A




                        NEW CENTURY FINANCIAL CORPORATION

                             1995 STOCK OPTION PLAN

                       (Amended and Restated May 30, 1997)

         Composite Plan document reflecting all amendments thereto.

                                TABLE OF CONTENTS
                                                                                                              PAGE
                                                                                                              ----
I.   THE PLAN....................................................................................................2
         1.1 PURPOSE.............................................................................................2
         1.2 ADMINISTRATION......................................................................................2
         1.3 PARTICIPATION.......................................................................................3
         1.4 SHARES AVAILABLE UNDER THE PLAN.....................................................................3
         1.5 GRANT OF AWARDS.....................................................................................3
         1.6 EXERCISE OF AWARDS..................................................................................3
         1.7 NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS......................................4
II.  OPTIONS.....................................................................................................4
         2.1 GRANTS..............................................................................................5
         2.2 OPTION PRICE........................................................................................5
         2.3 OPTION PERIOD.......................................................................................5
         2.4 EXERCISE OF OPTIONS.................................................................................5
         2.5 LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS.....................................................6
         2.6 NON-EMPLOYEE DIRECTOR AWARDS........................................................................6
III. STOCK APPRECIATION RIGHTS...................................................................................8
         3.1 GRANTS..............................................................................................8
         3.2 EXERCISE OF STOCK APPRECIATION RIGHTS...............................................................8
         3.3 PAYMENT.............................................................................................8
IV.  RESTRICTED STOCK AWARDS.....................................................................................9
         4.1 GRANTS..............................................................................................9
         4.2 RESTRICTIONS........................................................................................9
V.   PERFORMANCE SHARE AWARDS...................................................................................10
         5.1 GRANTS OF PERFORMANCE SHARE AWARDS.................................................................10
         5.2 GRANTS OF PERFORMANCE-BASED SHARE AWARDS...........................................................10
VI.  OTHER PROVISIONS...........................................................................................12
         6.1 RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES.......................................12
         6.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.........................................................12
         6.3 TERMINATION OF EMPLOYMENT..........................................................................13
         6.4 ACCELERATION OF AWARDS.............................................................................15
         6.5 GOVERNMENT REGULATIONS.............................................................................15
         6.6 TAX WITHHOLDING....................................................................................15
         6.7 AMENDMENT, TERMINATION AND SUSPENSION..............................................................16
         6.8 PRIVILEGES OF STOCK OWNERSHIP......................................................................16
         6.9 EFFECTIVE DATE OF THE PLAN.........................................................................17
         6.10 TERM OF THE PLAN..................................................................................17
         6.11 GOVERNING LAW.....................................................................................17
         6.12 PLAN CONSTRUCTION.................................................................................17
         6.13 NON-EXCLUSIVITY OF PLAN...........................................................................17
VII. DEFINITIONS................................................................................................17
         7.1 DEFINITIONS........................................................................................17

                        NEW CENTURY FINANCIAL CORPORATION
                             1995 STOCK OPTION PLAN
                       (Amended and Restated May 30, 1997)


I.        THE PLAN.

         1.1      PURPOSE.

                  The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate and retain key personnel, consultants, advisors and knowledgeable directors through the grant of Options and other Awards that provide added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company. Capitalized terms are defined in
Article VII.

         1.2 ADMINISTRATION.

                  (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the unanimous written consent of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company.

                  (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment or consulting services for purposes of this Plan, to accelerate or extend the exercisability or extend the term of any or all outstanding Awards within the maximum term of such Awards required by
Section 2.3 or applicable law, and to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Committee on any of the foregoing matters shall be conclusive.

                  (c) Any action taken by, or inaction of, the Company, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or inaction.

                  (d) In making any determination or in taking or not taking any action under this Plan, the Company, any Subsidiary, the Board or the Committee may obtain and rely upon the advice of experts, including professional advisors to the Company. No member of the Board or Committee, or officer of the Company or any Subsidiary, shall be liable for any such action or determination made or omitted.

                  (e) Subject to the requirements of Section 7.1(h), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

         1.3 PARTICIPATION.

                  Awards may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Except as provided in Section 2.6 below, members of the Board who are not officers or employees of the Company shall not be eligible to receive Awards.

         1.4 SHARES AVAILABLE UNDER THE PLAN .

                  Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Company's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The aggregate maximum number of shares of Common Stock that may be issued or transferred pursuant to Awards (including Incentive Stock Options) granted under this Plan shall not exceed 3,500,000* shares. The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under the Plan is 3,500,000* shares. The maximum number of shares that may be subject to Options and Stock Appreciation Rights that are granted during any calendar year to any individual shall not exceed 500,000 shares. Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this
Section 1.4 and Section 6.2. If any Option and any related Stock Appreciation Right shall lapse or be cancelled or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased, unvested or nontransferred shares subject thereto shall again be available for purposes of this Plan.

*        After giving effect to the 2000 share increase.

         1.5 GRANT OF AWARDS.

                  Subject to the express provisions of this Plan, the Committee shall determine from the class of Eligible Employees those individuals to whom Awards under this Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award. Each Award shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of this Plan. The grant of an Award is made on the Award Date.

         1.6 EXERCISE OF AWARDS.

                  An Option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Company receives written notice of such exercise from the

Participant, together with payment of the purchase price made in accordance with Section 2.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 2.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Awards Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements.

         1.7 NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

                  (a) Unless otherwise expressly provided below (or pursuant to) this Section 1.7, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

                  (b) The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's immediate family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than minimal consideration). Notwithstanding the foregoing, Incentive Stock Options and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

                  (c) The exercise and transfer restrictions in Section 1.7(a) shall not apply to:

             (i) transfers to the Company;

             (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

             (iii) transfers pursuant to a QDRO order if approved or ratified by the Committee;

             (iv) if the Participant has suffered a Total Disability, permitted transfers or exercises on behalf of the Participant by his legal representative;

             (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

II.      OPTIONS.

         2.1      GRANTS.

                  One or more Options may be granted to any Eligible Employee. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option; provided, however, that consultants or advisors may not be granted Incentive Stock Options under the Plan.

         2.2 OPTION PRICE.

                  (a) The purchase price per share of Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by check payable to the order of the Company, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Company, upon the terms and conditions determined by the Committee, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements) or (iii) if authorized by the Committee or specified in the Option being exercised, by shares of Common Stock of the Company already owned by the Participant; provided, however, that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

                  (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a bank or broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.6. The Company shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

         2.3 OPTION PERIOD.

                  Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date, and shall be subject to earlier termination as hereinafter provided.

         2.4 EXERCISE OF OPTIONS.

                  (a) Subject to Sections 6.2 and 6.4, an Option may become exercisable or vest, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Option. An Option may be exercisable or vest on the Award Date.

                  (b) The Committee may, at any time after grant of the Option and from time to time, increase the number of shares exercisable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.

         2.5 LIMITATIONS ON GRANT OF INCENTIVE STOCK OPTIONS.

                  (a) To the extent that the aggregate fair market value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For purposes of determining whether the $100,000 limit is exceeded, the fair market value of stock subject to options shall be determined as of the date the options are awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Company may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

                  (b) There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in
Section 422 of the Code.

                  (c) No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

         2.6 NON-EMPLOYEE DIRECTOR AWARDS.

                  (a) PARTICIPATION. Awards under this Section 2.6 shall be made only to Non-Employee Directors.

                  (b) OPTION GRANTS. Each Non-Employee Director who is elected to the Board in May 1997 shall be granted a Nonqualified Stock Option (the Award Date of which shall be the date of such annual meeting) to purchase 15,000 shares of Common Stock. Subsequent to such election, upon an individual's initial election to the Board as a Non-Employee Director (or initial appointment to the Board as a Non-Employee Director), such Non-Employee Director shall be granted a Nonqualified Stock Option

(the Award Date of which shall be the date of such election or appointment) to purchase 15,000 shares of Common Stock.

                  (c) OPTION PRICE. The purchase price per share of the Common Stock covered by each Option granted pursuant to this Section 2.6 shall be one hundred percent of the Fair Market Value of the Common Stock on the Award Date. The purchase price of any shares purchased shall be paid in full at the time of each purchase in cash or by check or in shares of Common Stock valued at their Fair Market Value on the business day next preceding the date of exercise of the Option, or partly in such shares and partly in cash.

                  (d) OPTION PERIOD. Each Option granted under this Section
2.6 and all rights or obligations thereunder shall expire on the tenth anniversary of the Award Date and shall be subject to earlier termination as provided below.

                  (e) EXERCISE OF OPTIONS. Except as otherwise provided in the applicable Award Agreement and Sections 2.6(f) and 2.6(g), each Option granted under this Section 2.6 shall become exercisable according to the following schedule: (i) one-third of the total number of shares subject to the Option shall become exercisable on the first anniversary of the Award Date, (ii) an additional one-third of the total number of shares subject to the Option shall become exercisable on the second anniversary of the Award Date, and (iii) the remaining number of shares subject to the Option shall become exercisable on the third anniversary of the Award Date. Notwithstanding the foregoing, the vesting and exercisability of Options granted to Non-Employee Directors prior to May 24, 1997 shall be governed by the terms of this Section 2.6(e) as it existed prior to such date.

                  (f) TERMINATION OF DIRECTORSHIP. If a Non-Employee Director Participant's services as a member of the Board terminate, each Option granted pursuant to Section 2.6(b) hereof held by such Non-Employee Director Participant which is not then exercisable shall terminate; provided, however, that if a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, either the Board or the Committee may, in its discretion, consider to be exercisable a greater portion of any such Option than would otherwise be exercisable, upon such terms as the Board or the Committee shall determine. If a Non-Employee Director Participant's services as a member of the Board terminate by reason of death or Total Disability, any portion of any such Option which is then exercisable may be exercised for one year after the date of such termination or the balance of such Option's term, whichever period is shorter. If a Non-Employee Director Participant's services as a member of the Board terminate for any other reason, any portion of any such Option which is then exercisable may be exercised for six months after the date of such termination or the balance of such Option's term, whichever period is shorter.

                  (g) ACCELERATION UPON AN EVENT. Immediately prior to the occurrence of an Event, in order to protect the holders of Options granted under this Section 2.6, each Option granted under Section 2.6(b) hereof shall become exercisable in full.

                  (h) ADJUSTMENTS. The specific number of shares stated in the foregoing Section 2.6(b) hereof and the consideration payable for such shares shall be subject to adjustment in certain events as provided in
Section 6.2 of this Plan.

III.     STOCK APPRECIATION RIGHTS.

         3.1      GRANTS.

                  In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 3.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of
Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

         3.2 EXERCISE OF STOCK APPRECIATION RIGHTS.

                  (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

                  (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall also be reduced by such number of shares.

                  (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

                  (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the terms of the Award Agreement.

         3.3 PAYMENT.

                  (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

             (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

             (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

                  (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

                  (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right. Such amount shall be paid as described in paragraph (b) above.

IV.      RESTRICTED STOCK AWARDS.

         4.1      GRANTS.

                  Subject to Section 1.4, the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee. Each Restricted Stock Award agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares, which restrictions shall not terminate earlier than six months after the Award Date.

         4.2 RESTRICTIONS.

                  (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

                  (b) Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

                  (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

V.       PERFORMANCE SHARE AWARDS.

         5.1      GRANTS OF PERFORMANCE SHARE AWARDS.

                  The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees based upon such factors as the Committee shall determine. A Performance Share Award agreement shall specify the number of shares of Common Stock (if any) subject to the Performance Share Award, the price, if any, to be paid for any such shares by the Participant and the conditions upon which payment or issuance to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to a Performance Share Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award in the event of the Participant's death, Retirement, or Total Disability, an Event or in such other circumstances as the Committee, consistent with Section 6.12, may determine.

         5.2 GRANTS OF PERFORMANCE-BASED SHARE AWARDS.

                  Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for "performance-based compensation" under Section 162(m) of the Code (with such Awards hereinafter referred to as "Qualifying Options" or "Qualifying Stock Appreciation Rights," respectively), other performance-based awards within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of Cash-Based Awards, restricted stock, performance stock, phantom stock or other rights, the grant, vesting, exercisability, or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Company or a consolidated segment, subsidiary, or division of the Company, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of subsections (a) and (c) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 5.2. With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 5.2 shall be designated as a Performance-Based Award at the time of grant.

                  (a) The eligible class of persons for Performance-Based Awards under this Section shall be executive officers of the Company.

                  (b) The applicable performance goals for Performance-Based Awards (other than Qualifying Options) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance targets(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment. The applicable performance measurement period may not be less than one nor more than 10 years.

                  (c) Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to Awards qualified as Performance-Based Awards to any Participant in any calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in any calendar year in respect of any Cash-Based Awards granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000.

                  (d) Before any Performance-Based Award under this Section
5.2 is paid (other than a Qualifying Option or Qualifying Stock Appreciation Right), the Committee must certify in writing that the Performance Goals and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal(s) with respect to an Event in accordance with Section 6.4.

                  (e) The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section
5.2 (including the authority to reduce Awards, payouts or vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise).

                  (f) In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Company, or any similar event consistent with the regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Company and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

VI.      OTHER PROVISIONS.

         6.1      RIGHTS OF ELIGIBLE EMPLOYEES, PARTICIPANTS AND BENEFICIARIES.

                  (a) Status as an Eligible Employee shall not be construed as a commitment that any Award will be granted under this Plan to any Eligible Employee generally.

                  (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Employee or Participant any right to continue in the service or employ of the Company or constitute any contract or agreement of service or employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the services or employment of such Eligible Employee or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any independent contractual right of any Eligible Employee or Participant. Nothing contained in this Plan or any document related hereto shall influence the construction or interpretation of the Company's Certificate of Incorporation or Bylaws regarding service on the Board.

                  (c) Options payable under this Plan shall be payable in shares and no special or separate reserve, fund or deposit shall be made to assure payment of such Options. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than (and will be subordinate to) the right of any unsecured general creditor of the Company.

         6.2 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

                  (a) If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

                  (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, the Plan shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of Awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of this Plan by such successor corporation in which event this Plan and the Options shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

                  (c) In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Company, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

         6.3 TERMINATION OF EMPLOYMENT.

                  (a) If the Participant's service to or employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 2.3, thirty days or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable on the date of termination of employment, and any Option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of services or employment.

                  (b) If the Participant's service to or employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by
Section 2.3, 3 months or such shorter period as is provided in the Award Agreements from the date of termination of services or employment to exercise any Option to the extent it shall have become exercisable by the date of termination of services or employment and any Option not exercisable on that date shall terminate.

                  (c) If the Participant's service to or employment by the Company terminates as a result of death while the Participant is rendering services to the Company or is employed by the Company or during the 3 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 2.3, during the 3 month period or such shorter period as is provided in the Award Agreements following the Participant's death, as to all or any part of the shares of Common Stock covered thereby to the extent exercisable on the date of death (or earlier termination).

                  (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 3.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 2.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

                  (e) In the event of termination of services to or employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

                  (f) In the event of termination of services to or employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine.

                  (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 6.3 to be a termination of services or employment of each consultant or employee of that entity who does not continue as a consultant or as an employee of another entity within the Company.

                  (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Company the portion of the Restricted Stock Award not vested at the date of termination of services or employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Company, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Company on the date of termination of services or employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Company and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Company or such representatives deem necessary or advisable in connection with such transfer.

         6.4 ACCELERATION OF AWARDS.

                  (a) Unless prior to an Event the Board determines that, upon its occurrence, there shall be no acceleration of Awards or determines those selected Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant; subject, however, to compliance with applicable regulatory requirements, including without limitation Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Event.

                  (b) If any Option or other right to acquire Common Stock under this Plan has been fully accelerated as permitted by Section 6.4(a) but is not exercised prior to (i) a dissolution of the Corporation, or (ii) an event described in Section 6.2 that the Corporation does not survive, such Option or right shall thereupon terminate, subject to any provision that has been expressly made by the Committee pursuant to Section 6.2(b) for the survival, substitution, exchange or other settlement of such Option or right.

         6.5 GOVERNMENT REGULATIONS.

                  This Plan, the granting and vesting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

         6.6 TAX WITHHOLDING.

                  (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of
Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award or the payment of a Performance Share Award the Company shall have the right at its option to (i) require such Participant or such other person to pay by cash or check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or
(ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding.

                  (b) The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

         6.7 AMENDMENT, TERMINATION AND SUSPENSION.

                  (a) The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan (or any part hereof). In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 6.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price not less than 100% of the Fair Market Value of the Common Stock on the effective date of the amendment. No modification of any other term or provision of any Option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such Option as are not inconsistent with or prohibited by this Plan. No Awards may be granted during any suspension of this Plan or after its termination.

                  (b) If an amendment would materially (i) increase the benefits accruing to Participants, (ii) increase the aggregate number of shares which may be issued under this Plan, or (iii) modify the requirements of eligibility for participation in this Plan, the amendment shall be approved by the Board and, to the extent then required by applicable law or deemed necessary or desirable by the Board, by a majority of the shareholders.

                  (c) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

         6.8 PRIVILEGES OF STOCK OWNERSHIP.

                  Except as otherwise expressly authorized by the Committee or under this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

         6.9 EFFECTIVE DATE OF THE PLAN.

                  This Plan shall be effective upon its approval by the Board, subject to approval by the shareholders of the Company within twelve months from the date of such Board approval.

         6.10     Term OF THE PLAN.

                  Unless previously terminated by the Board, this Plan shall terminate ten years after the Effective Date of the Plan, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

         6.11         GOVERNING LAW.

                  This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

         6.12         PLAN CONSTRUCTION.

                  (a) It is the intent of the Company that transactions in and affecting Awards in the case of Participants who are or may be subject to
Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of such rule or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of the Plan or of any Award would frustrate or otherwise conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of the Plan as to such persons in the circumstances.

                  (b) It is the further intent of the Company that Options and Stock Appreciation Rights with an exercise or base price not less than Fair Market Value on the date of grant and Performance Share Awards under
Section 5.2 of this Plan that are granted to or held by a person subject to
Section 16 of the Exchange Act shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

         6.13         NON-EXCLUSIVITY OF PLAN.

                  Nothing in this plan shall limit or be deemed to limit the authority of the Board to grant options, stock awards or authorize any other compensations under any other plan or authority.

VII.     DEFINITIONS.

         7.1      DEFINITIONS.

                  (a) "AWARD" means an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, Restricted Stock Award, Performance Share Award or Performance-Based Award.

                  (b) "AWARD AGREEMENT" means a written agreement setting forth the terms of an Award.

                  (c) "AWARD DATE" means the date upon which the Committee took the action granting an Award or such later date as is prescribed by the Committee or, in the case of Options granted under Section 2.6, the date specified in such Section 2.6.

                  (d) "BENEFICIARY" means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

(e)      "BOARD" means the Board of Directors of the Company.

                  (f) "CASH-BASED AWARDS" mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have derived the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

                  (g) "CASH FLOW" shall mean cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time the Award is granted.

                  (h) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  (i) "COMMISSION" means the Securities and Exchange
Commission.

                  (j) "COMMITTEE" means the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom (i) in respect of any transaction at a time when the affected Participant may be subject to Section 162(m) of the Code, shall be an "outside director" within the meaning of Section 162(m) of the Code, and (ii) in respect of any transaction at a time when the affected Participant may be subject to Section 16 of the Exchange Act, shall be a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act.

                  (k) "COMMON STOCK" means the Common Stock of the Company.

                  (l) "COMPANY" means New Century Financial Corporation, a Delaware corporation, and its successors.

                  (m) "DIRECTOR" means member of the board of Directors of the Company or any person performing similar functions with respect to the Company.

                  (n) "EARNINGS PER SHARE" shall mean earnings per share of Common Stock on a fully diluted basis determined by dividing (i) net earnings, less dividends on any preferred stock of the Company, by (ii) the weighted average number of common shares and common share equivalents outstanding.

                  (o) "ELIGIBLE EMPLOYEE" means (i) an officer or key employee of the Company and (ii) any individual consultant or advisor who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee.

                  (p)      "EVENT" means any of the following:

             (1) Approval by the shareholders of the Company of the dissolution or liquidation of the Company;

             (2) Approval by the shareholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities other than Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Company; or

             (3) Approval by the shareholders of the Company of the sale of substantially all of the Company's business assets to a person or entity which is not a Subsidiary.

                  (q) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (r) "FAIR MARKET VALUE" means (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of THE WALL STREET JOURNAL, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of the Plan.

                  (s) "GAIN ON SALE OF LOANS" means the total gain recognized on loans sold through whole loan transactions or through securitizations, net of premiums paid to acquire such loans and net of expenses associated with the sale of such loans, as reported in the Company's quarterly and/or annual financial statements.

                  (t) "INCENTIVE STOCK OPTION" means an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

                  (u) "LOAN PRODUCTION VOLUME" means loans funded during any given period as reported in the Company's quarterly and/or annual financial statements.

                  (v) "LOAN QUALITY" means the number of loans originated in accordance with the Company's underwriting policies and procedures and is measured as loans sold, either individually, through bulk sales transactions, or through securitizations, at a premium price as a percentage of total loans sold, based on information as reported in the Company's quarterly and/or annual financial statements.

                  (w) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

                  (x) "NON-EMPLOYEE DIRECTOR PARTICIPANT" means a
Non-Employee Director who has been granted an Option under Section 2.6.

                  (y) "NONQUALIFIED STOCK OPTION" means an option which is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

                  (z) "OFFICER" means a president, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any person routinely performing corresponding functions with respect to the Company.

                  (aa) "OPTION" means an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

                  (bb) "PARTICIPANT" means an Eligible Employee who has been granted an Award or a Non-Employee Director Participant.

                  (cc) "PERFORMANCE-BASED AWARD" means an Award of a right to receive shares of Common Stock or other compensation (including cash) under
Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

                  (dd) "PERFORMANCE GOAL" shall mean Cash Flow, Earnings Per Share, Gain on Sale of Loans, Loan Production Volume, Loan Quality, Return on Equity, Total Stockholder Return, or any combination thereof.

                  (ee) "PERFORMANCE SHARE AWARD" means an award of a right to receive shares of cash or Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other things, the attainment of performance objectives specified by the Committee.

                  (ff) "PERSONAL REPRESENTATIVE" means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

                  (gg) "PLAN" means the New Century Financial Corporation 1995 Stock Option Plan, as amended.

                  (hh) "QDRO" means an order requiring the transfer of an Award or portion thereof pursuant to a state domestic relations law to the spouse, former spouse, child or other dependent of a Participant. Such order must be in a form substantially identical to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (ii) "RESTRICTED STOCK" means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

                  (jj) "RESTRICTED STOCK AWARD" means an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

                  (kk) "RETIREMENT" means retirement from employment by or providing services to the Company or any Subsidiary after age 65 and, in the case of employees, in accordance with the retirement policies of the Company then in effect.

                  (ll) "RETURN ON EQUITY" means consolidated net income of the Company (less any preferred dividends), divided by the average consolidated common shareholders equity.

                  (mm) "RULE 16B-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act as amended from time to time.

                  (nn) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (oo) "STOCK APPRECIATION RIGHT" means a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 3.3(a).

                  (pp) "SUBSIDIARY" means any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                  (qq) "TOTAL DISABILITY" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

                  (rr) "TOTAL STOCKHOLDER RETURN" means, with respect to the Company or other entities (if measured on a relative basis), the (i) change in the market price of its Common Stock (as quoted on the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

                       NEW CENTURY FINANCIAL CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF THE COMPANY FOR ANNUAL MEETING, MAY 15, 2000

    The undersigned, a stockholder of NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 1999; and, revoking any proxy previously given, hereby constitutes and appoints Robert K. Cole and Brad A. Morrice and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of the Stockholders of the Company to be held at the Company's headquarters, 18400 Von Karman, Suite 1000, Irvine, California, on Monday,
May 15, 2000 at 9:00 a.m., local time, and at any adjournment thereof, on all matters coming before said meeting.

    The Board of Directors recommends a vote FOR Items 1-3.

1.   Nominees for a three-year term as a Class III member of the Company's Board of Directors: John C. Bentley, Robert K. Cole,
     Steven G. Holder.
                      For all nominees.  / /                  WITHHOLD AUTHORITY to vote for all nominees.  / /
     (Authority to vote for any nominee named may be withheld by lining through that nominee's name.)
2.   Approval of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.
                     / /  FOR                                / /  AGAINST                              / /  ABSTAIN
3.   Approval of an amendment to the Company's 1995 Stock Option Plan to increase number of shares authorized to be issued under the Plan by 500,000 shares, from 3,000,000 shares to 3,500,000 shares.
                     / /  FOR                                / /  AGAINST                              / /  ABSTAIN
4.   In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-3. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

                                             Dated: ______________________, 2000

                                             Dated: ______________________, 2000

                                             ___________________________________
                                                 (Signature of Stockholder)

                                             ___________________________________
                                                 (Signature of Stockholder)

                                             This proxy must be signed exactly
                                             as your name appears hereon.
                                             Executors, administrators,
                                             trustees, etc. should give full
                                             title, as such. If the stockholder
                                             is a corporation, a duly authorized
                                             officer should sign on behalf of
                                             the corporation and should indicate
                                             his or her title.

/ / Please check this box if you plan to attend the Annual Meeting of Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.